Exhibit 99.1

                                                     [CYBERDEFENSE SYSTEMS LOGO]

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Press Release

Cyber  Defense  Systems   Exercises   Option  to  Acquire   Techsphere   Systems
International

ST. PETERSBURG, Fla.--(BUSINESS WIRE)--Sept. 19, 2005--Cyber Defense Systems, Inc. (OTCBB:CYDF - News), a designer and developer of next generation unmanned aerial vehicles (UAV's) and an operating subsidiary of Proxity, Inc. (Pink
Sheets: PRXT - News), today announces the acquisition of Techsphere Systems International.

As a wholly-owned subsidiary of Cyber Defense, Techsphere Systems will continue to design, manufacture, sell and lease airships out of its facilities in Georgia. Cyber Defense will continue to work with Techsphere on the sales and marketing of its Airships as well as the marketing and development of Cyber Defense products.

"This acquisition represents an important milestone in our strategic plan. It is a tremendous growth opportunity for both companies involved," said Mike Lawson, President of Techsphere Systems.

Billy Robinson, CEO of Cyber Defense Systems commented, "We have acquired TSI not only for what they are, but for what we will become collectively. This acquisition will enable us to offer and provide the latest technologies to new and existing clients."

Cyber is issuing a total of 23,076,923 shares of Class A Common Stock and 245,455 shares of Class B Common Stock for all of the issued and outstanding stock of Techsphere Systems. The total shares of Cyber Class A Common Stock issued and outstanding immediately following the acquisition will be 51,745,875 shares, of which there are approximately 1,186,568 non-restricted shares held by non-affiliates. Cyber's Class A Common Stock is quoted on the OTC Bulletin Board under the symbol "CYDF."

About Cyber Defense Systems:

Cyber Defense Systems, Inc. is a designer and developer of next generation of UAV's. Cyber Defense also has the exclusive global government and military marketing rights to Techsphere Systems International LLC Spherical and Semi-spherical airships. Cyber Defense is currently marketing the airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. http://www.cduav.com.

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About Techsphere Systems International, LLC:

Techsphere Systems International, LLC, located in Atlanta and Columbus, GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us

About Proxity, Inc:

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is the Company's majority shareholder. Proxity seeks to acquire and develop security technology. The Company plans to enter into teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for commercial, military and homeland defense. http://www.proxity.com.

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

     Cyber Defense Systems, Inc.
     Billy Robinson, 727-577-0878
     billy@proxity.com
     or
     TTC Group, Inc.
     Victor Allgeier, 212-227-0997
     Info@ttcominc.com
     or
     Techsphere Systems, LLC
     Mike Lawson, 404-446-2203
     mlawson@techsphere.us